UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K / A

(Amendment No. 3)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 15, 2005
(JUNE 30, 2004)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	0-23383 (Commission File Number)	72-1395273 (I.R.S. Employer Identification No.)

4500 NE INTERSTATE 49
CARENCRO, LOUISIANA 70520
(Address of principal executive offices) (Zip Code)
(337) 896-6664
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

This Amendment Number 3 on Form 8-K/A amends the Form 8-K of OMNI Energy Services Corp. (“OMNI”) dated June 10, 2004 and filed with the Securities and Exchange Commission on June 10, 2004, as amended by Amendment Number 2 filed on September 14, 2005 and Amendment Number 1 filed on June 14, 2004. That Form 8-K, as amended, related to OMNI’s acquisition of Trussco, Inc. (“Trussco”) and Trussco Properties, L.L.C. (“Trussco Properties”) pursuant to Stock Purchase Agreements, dated as of May 26, 2004, which acquisitions were completed on June 30, 2004.

The purpose of this amendment is to refile Exhibit 23.1 and two pages of Exhibit 99.2 to properly include the signature of Broussard, Poche’, Lewis & Breaux, L.L.P. The previous Exhibits 23.1 and 99.2 were inadvertently filed without such signature.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description
23.1	Consent of Independent Auditors
99.2	Independent Auditors’ Report to Financial Statements of Business Acquired